Exhibit 10.3

FORM OF
PROMISSORY NOTE

$__________    March 31, 2016
    New York, New York

FOR VALUE RECEIVED, A-MARK PRECIOUS METALS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to _____________________ (the “Lender”), for account of its respective applicable lending offices provided for by the Credit Agreement referred to below, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books, provided that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.
This Note (i) is one of the Notes referred to in the Uncommitted Credit Agreement dated as of March 31, 2016 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among the Borrower, the lenders from time to time party thereto and Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent, (ii) is entitled to the benefits of the Credit Agreement and (iii) evidences Loans made by the Lender under the Credit Agreement. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
Except as permitted by Section 10.4 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

Exhibit 10.3

This Note shall be governed by, and construed in accordance with, the law of the State of New York.
A-MARK PRECIOUS METALS, INC.
By_________________________
Name:
Title: